EXECUTION VERSION

      PP&L TRANSITION BOND COMPANY LLC TRANSITION BONDS, SERIES 1999-1

                      PP&L TRANSITION BOND COMPANY LLC

                           UNDERWRITING AGREEMENT

                             New York, New York
                               July 29, 1999


To the Representative
  named in Schedule I hereto
  of the Underwriters named in
  Schedule II hereto

Ladies and Gentlemen:

               1. Introduction. PP&L Transition Bond Company LLC (the "ISSUER") proposes to sell to the underwriters named in Schedule II hereto (the "UNDERWRITERS"), for whom you (the "REPRESENTATIVE") are acting as representative, the principal amount of the PP&L Transition Bond Company LLC Transition Bonds, Series 1999-1 (the "BONDS"), identified in Schedule I hereto. If the firm or firms listed in Schedule II hereto include only the firm or firms listed in Schedule I hereto, then the terms "Underwriters" and "Representative", as used herein, shall each be deemed to refer to such firm or firms.

               The Bonds will be issued pursuant to a base indenture dated on or about August 10, 1999, as supplemented by the Series 1999-1 Supplemental Indenture thereto (as so supplemented, the "INDENTURE"), between the Issuer and The Bank of New York, as bond trustee (the "TRUSTEE"). The Bonds will be secured primarily by Transferred Intangible Transition Property sold to the Issuer by CEP Securities Co. LLC, a Delaware limited liability company (the "SELLER"). The sole member and owner of the entire equity interest in the Seller is CEP Reserves, Inc., a Delaware corporation ("RESERVES"). All the issued and outstanding capital stock of Reserves is owned by CEP Group, Inc., a Pennsylvania corporation ("GROUP"). All the issued and outstanding capital stock of Group is owned by PP&L, Inc., an operating electric utility incorporated under the laws of the Commonwealth of Pennsylvania (the "COMPANY"). The Seller acquired the Intangible Transition Property pursuant to an Intangible Transition Property Contribution Agreement among the Company, Group, Reserves and the Seller dated May 13, 1999 (as amended and supplemented from time to time, the "CONTRIBUTION AGREEMENT"). The Seller's sale of Transferred Intangible Transition Property to the Issuer will occur pursuant to a Sale Agreement between the Seller and the Issuer, dated on or about August 10, 1999 (the "SALE AGREEMENT"). The Transferred Intangible Transition Property will be serviced pursuant to a Servicing Agreement, dated on or about August 10, 1999, between the Company, as servicer, and the Issuer, as owner of the Transferred Intangible Transition Property (as amended and supplemented from time to time, the "SERVICING AGREEMENT").

               Capitalized terms used and not otherwise defined in this Underwriting Agreement shall have the meanings given to them in the Indenture.

               2. Representations and Warranties. I. Each of the Company and the Issuer represents and warrants to, and agrees with, each Underwriter as set forth below in this Section 2.I. Certain terms used in this Underwriting Agreement are defined in Section 2.I(c) below.

               (a) If the offering of the Bonds is a Delayed Offering (as specified in Schedule I hereto), paragraph (i) below is applicable and, if the offering of the Bonds is a Non-Delayed Offering (as so specified), paragraph (ii) below is applicable.

                      (i) The Issuer and the Bonds meet the requirements
               for the use of Form S-3 under the Securities Act of 1933 (the "ACT"), and the Issuer has filed with the Securities and Exchange Commission (the "SEC") a registration statement (the file number of which is set forth in Schedule I hereto) on such Form, including a basic prospectus, for registration under the Act of the offering and sale of the Bonds. The Issuer may have filed one or more amendments thereto, and may have used a Preliminary Final Prospectus, each of which has previously been furnished to you. Such registration statement, as so amended, has become effective. The offering of the Bonds is a Delayed Offering and, although the Basic Prospectus may not include all the information with respect to the Bonds and the offering thereof required by the Act and the rules thereunder to be included in the Final Prospectus, the Basic Prospectus includes all such information required by the Act and the rules thereunder to be included therein as of the Effective Date. The Issuer will next file with the SEC pursuant to Rules 415 and 424(b)(2) or (5) a final supplement to the form of prospectus included in such registration statement relating to the Bonds and the offering thereof. As filed, such final prospectus supplement shall include all required information with respect to the Bonds and the offering thereof and, except to the extent the Representative shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the Basic Prospectus and any Preliminary Final Prospectus) as the Issuer has advised you, prior to the Execution Time, will be included or made therein.

                      (ii) The Issuer and the Bonds meet the requirements
               for the use of Form S-3 under the Act and the Issuer has filed with the SEC a registration statement (the file number of which is set forth in Schedule I hereto) on such Form, including a basic prospectus, for registration under the Act of the offering and sale of the Bonds. The Issuer may have filed one or more amendments thereto, including a Preliminary Final Prospectus, each of which has previously been furnished to you. The Issuer will next file with the SEC either (x) a final prospectus supplement relating to the Bonds in accordance with Rules 430A and 424(b)(1) or (4), or
               (y) prior to the effectiveness of such registration statement, an amendment to such registration statement, including the form of final prospectus supplement. In the case of clause (x), the Issuer has included in such registration statement, as amended at the Effective Date, all information (other than Rule 430A Information) required by the Act and the rules thereunder to be included in the Final Prospectus with respect to the Bonds and the offering thereof. As filed, such final prospectus supplement or such amendment and form of final prospectus supplement shall contain all Rule 430A Information, together with all other such required information, with respect to the Bonds and the offering thereof and, except to the extent the Representative shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the Basic Prospectus and any Preliminary Final Prospectus) as the Issuer has advised you, prior to the Execution Time, will be included or made therein.

               (b) On the Effective Date, the Registration Statement did or will, and when the Final Prospectus is first filed (if required) in accordance with Rule 424(b) and on the Closing Date, the Final Prospectus (and any supplement thereto) will, comply in all material respects with the applicable requirements of the Act, the Securities Exchange Act of 1934 (the "EXCHANGE ACT") and the Trust Indenture Act of 1939 (the "TRUST INDENTURE ACT") and the respective rules thereunder; on the Effective Date, the Registration Statement did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; on the Effective Date and on the Closing Date the Indenture did or will comply in all material respects with the requirements of the Trust Indenture Act and the rules thereunder; and, on the Effective Date, the Final Prospectus, if not filed pursuant to Rule 424(b), did not or will not, and on the date of any filing pursuant to Rule 424(b) and on the Closing Date, the Final Prospectus (together with any supplement thereto) will not, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that neither the Issuer, the Seller nor the Company makes any representations or warranties as to (i) that part of the Registration Statement that shall constitute the Statement of Eligibility and Qualification (Forms T-1) under the Trust Indenture Act of the Trustee or (ii) the information contained in or omitted from the Registration Statement or the Final Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Issuer by or on behalf of any Underwriter through the Representative specifically for inclusion in the Registration Statement or the Final Prospectus (or any supplement thereto).

               (c) The terms that follow, when used in this Underwriting Agreement, shall have the meanings indicated. The term the "EFFECTIVE DATE" shall mean each date that the Registration Statement and any post-effective amendment or amendments thereto became or become effective and each date after the date hereof on which a document incorporated by reference in the Registration Statement is filed. "EXECUTION TIME" shall mean the date and time that this Underwriting Agreement is executed and delivered by the parties hereto. "BASIC PROSPECTUS" shall mean the prospectus referred to in paragraph (a) above contained in the Registration Statement at the Effective Date including, in the case of a Non-Delayed Offering, any Preliminary Final Prospectus. "PRELIMINARY FINAL PROSPECTUS" shall mean any preliminary prospectus supplement to the Basic Prospectus that describes the Bonds and the offering thereof and is used prior to filing of the Final Prospectus. "FINAL PROSPECTUS" shall mean the prospectus supplement relating to the Bonds that is first filed pursuant to Rule 424(b) after the Execution Time, together with the Basic Prospectus or, if, in the case of a Non-Delayed Offering, no filing pursuant to Rule 424(b) is required, shall mean the form of final prospectus relating to the Bonds, including the Basic Prospectus, included in the Registration Statement at the Effective Date. "REGISTRATION STATEMENT" shall mean the registration statement referred to in paragraph (a) above, including incorporated documents, exhibits and financial statements, as amended at the Execution Time (or, if not effective at the Execution Time, in the form in which it shall become effective) and, in the event any post-effective amendment thereto becomes effective prior to the Closing Date (as hereinafter defined), shall also mean such registration statement as so amended. Such term shall include any Rule 430A Information deemed to be included therein at the Effective Date as provided by Rule 430A. "Rule 415", "Rule 424", "Rule 430A" and "Regulation S-K" refer to such rules or regulation under the Act. "Rule 430A Information" means information with respect to the Bonds and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A. Any reference herein to the Registration Statement, the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 that were filed under the Exchange Act on or before the Effective Date of the Registration Statement or the issue date of the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus, as the case may be; and any reference herein to the terms "amend", "amendment" or "supplement" with respect to the Registration Statement, the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus, as the case may be, deemed to be incorporated therein by reference. A "NON-DELAYED OFFERING" shall mean an offering of securities which is intended to commence promptly after the effective date of a registration statement, with the result that, pursuant to Rules 415 and 430A, all information (other than Rule 430A Information) with respect to the securities so offered must be included in such registration statement at the effective date thereof. A "DELAYED OFFERING" shall mean an offering of securities pursuant to Rule 415 that does not commence promptly after the effective date of a registration statement, with the result that only information required pursuant to Rule 415 need be included in such registration statement at the effective date thereof with respect to the securities so offered. Whether the offering of the Bonds is a Non-Delayed Offering or a Delayed Offering shall be set forth in Schedule I hereto.

               (d) PricewaterhouseCoopers LLP are independent certified public accountants with respect to the Company, the Issuer and the Seller as required by the Act and the rules and regulations of the Commission thereunder.

               (e) The Issuer has been duly organized and is validly existing in good standing as a limited liability company under the laws of the State of Delaware, has the power and authority to conduct its business as presently conducted and as described in the Final Prospectus and is duly qualified as a foreign corporation to do business and in good standing in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary and in which the failure to so qualify would have a materially adverse effect on the Issuer; and the Issuer has all requisite power and authority to issue the Bonds and purchase the Transferred Intangible Transition Property as described in the Final Prospectus.

               (f) The Company is a validly existing and subsisting corporation under the laws of the Commonwealth of Pennsylvania; each of the Company's subsidiaries is a validly existing corporation under the laws of its jurisdiction of incorporation; the Company has all requisite power and authority to own and occupy its properties and carry on its business as presently conducted and as described in the Final Prospectus and is duly qualified as a foreign corporation to do business and in good standing in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary and in which the failure to so qualify would have a materially adverse effect on the Company.

               (g) Each of the Basic Documents to which the Company or the Issuer is a party has been duly authorized by the Company or the Issuer, as applicable, and when executed and delivered by the Issuer or the Company, as applicable, will constitute a valid and binding obligation of the Company or the Issuer, as applicable, enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditor's rights and to general equity principles.

               (h) The Bonds have been duly authorized and executed by the Issuer and will conform to the description thereof in the Prospectus; and when the Bonds are authenticated by the Trustee and delivered to the Underwriters and are paid for by the Underwriters in accordance with the terms of this Underwriting Agreement, the Bonds will constitute the legal, valid and binding obligations of the Issuer, enforceable in accordance with their terms, subject to bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditor's rights and to general principles of equity;

               (i) The issue and sale of the Bonds by the Issuer, the execution, delivery and compliance by the Issuer with all of the provisions of each of this Underwriting Agreement and the Basic Documents to which the Issuer is a party, and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any trust agreement, indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Issuer is a party or by which the Issuer is bound or to which any of the property or assets of the Issuer is subject, which conflict, breach, violation or default would be material to the issue of the Bonds or would have a material adverse effect on the Issuer, nor will such action result in any violation of the Issuer's Certificate of Formation or Limited Liability Company Agreement or any statute, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Issuer or its properties.

               (j) The assignment of the Transferred Intangible Transition Property by the Company to the Seller, the execution, delivery and compliance by the Company with all of the provisions of each of this Underwriting Agreement and the Basic Documents to which the Company is a party, and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any trust agreement, indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject, which conflict, breach, violation or default would be material to the issue and sale of the Bonds or would have a material adverse effect on the financial position or results of operations of the Company, nor will such action result in any violation of the provisions of the Articles of Incorporation or Bylaws of the Company or any statute, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its properties.

               (k) Except for:

                      (i) the order of the SEC making the Registration
               Statement effective,

                      (ii) permits and similar authorizations required
               under the securities or blue sky laws of any jurisdiction, and

                      (iii) the qualified rate order of the Pennsylvania
               Public Utilities Commission dated August 27, 1998, as supplemented by an order dated May 21, 1999 (collectively, the "QRO"),

no consent, approval, authorization or other order of any governmental authority is legally required for the execution, delivery and performance of this Underwriting Agreement by the Issuer and the Company and the consummation of the transactions contemplated hereby.

               (l) This Underwriting Agreement has been duly authorized, executed and delivered by the Issuer and the Company and constitutes a valid and binding obligation of the Company and the Issuer, enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditor's rights and to general equity principles.

               II. The Seller represents and warrants to each Underwriter as set forth below in this Section 2.II.

               (a) The Seller is a limited liability company duly organized and in good standing under the laws of the State of Delaware, with power and authority to own its properties and conduct its business as currently owned or conducted, and is duly qualified as a foreign corporation to do business and in good standing in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary and in which the failure to so qualify would have a materially adverse effect on the Seller. The Seller had at all relevant times, and has, the requisite power, authority and legal right to own the Intangible Transition Property and to sell the Transferred Intangible Transition Property to the Issuer as described in the Final Prospectus.

               (b) This Underwriting Agreement has been duly authorized, executed and delivered by the Seller and constitutes a valid and binding obligation of the Seller enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditor's rights and to general equity principles.

               (c) Each of the Basic Documents to which the Seller is a party has been duly authorized by the Seller and when executed and delivered by the Seller will constitute a valid and binding obligation of the Seller enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditor's rights and to general equity principles.

               (d) The sale of the Transferred Intangible Transition Property by the Seller to the Issuer, the execution, delivery and compliance by the Seller with this Underwriting Agreement and the Basic Documents to which the Seller is a party, and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any trust agreement, indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Seller is a party or by which the Seller is bound or to which any of the property or assets of the Seller is subject, which conflict, breach, violation or default would be material to the issue and sale of the Bonds, nor will such action result in any violation of the provisions of the Seller's Certificate of Formation or Limited Liability Company Agreement or any statute, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Seller or any of its properties.

               (e) No consent, approval, authorization or other order of any governmental authority is legally required for the execution and delivery of this Underwriting Agreement by the Seller.

               III. The Company represents and warrants to each Underwriter as set forth below in this Section 2.III.

               (a) Group has been duly organized and is validly existing in good standing as a corporation under the laws of the Commonwealth of Pennsylvania, has the power and authority to conduct its business as presently conducted and is duly qualified as a foreign corporation to do business and in good standing in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary and in which the failure to so qualify would have a materially adverse effect on Group; and Group has all requisite power and authority to enter into the Contribution Agreement.

               (b) The Contribution Agreement has been duly authorized, executed and delivered by Group and constitutes a valid and binding obligation of Group enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditor's rights and to general equity principles.

               (c) The execution and delivery by Group of the Contribution Agreement and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any trust agreement, indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which Group is a party or by which Group is bound or to which any of the property or assets of Group is subject, which conflict, breach, violation or default would be material to the issue and sale of the Bonds, nor will such action result in any violation of the provisions of the Articles of Incorporation or Bylaws of Group or any statute, order, rule or regulation of any court or governmental agency or body having jurisdiction over Group or any of its properties.

               (d) No consent, approval, authorization or other order of any governmental authority is legally required for the execution and delivery of the Contribution Agreement by Group.

               IV. The Company represents and warrants to each Underwriter as set forth below in this Section 2.IV.

               (a) Reserves has been duly organized and is validly existing in good standing as a corporation under the laws of the State of Delaware, has the power and authority to conduct its business as presently conducted and is duly qualified as a foreign corporation to do business and in good standing in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary and in which the failure to so qualify would have a materially adverse effect on Reserves; and Reserves has all requisite power and authority to enter into the Contribution Agreement.

               (b) The Contribution Agreement has been duly authorized, executed and delivered by Reserves and constitutes a valid and binding obligation of Reserves enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditor's rights and to general equity principles.

               (c) The execution and delivery by Reserves of the Contribution Agreement, and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any trust agreement, indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which Reserves is a party or by which Reserves is bound or to which any of the property or assets of Reserves is subject, which conflict, breach, violation or default would be material to the issue and sale of the Bonds, nor will such action result in any violation of the provisions of the Articles of Incorporation or Bylaws of Reserves or any statute, order, rule or regulation of any court or governmental agency or body having jurisdiction over Reserves or any of its properties.

               (d) No consent, approval, authorization or other order of any governmental authority is legally required for the execution and delivery of the Contribution Agreement by Reserves.

               V. Each of the several Underwriters represents and warrants to, and agrees with, the Issuer, its directors and such of its officers as shall have signed the Registration Statement, and to each other Underwriter, that the information furnished in writing to the Issuer by, or through the Representative on behalf of, such Underwriter expressly for use in the Registration Statement or the Prospectus does not contain an untrue statement of a material fact and does not omit to state a material fact in connection with such information required to be stated therein or necessary to make such information not misleading.

               3. Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Issuer agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Issuer, at the purchase price set forth in Schedule I hereto, the principal amount of the Bonds set forth opposite such Underwriter's name in Schedule II hereto.

               4. Delivery and Payment. Delivery of and payment for the Bonds shall be made on the date and at the time specified in Schedule I hereto (or such later date not later than five business days after such specified date as the Representative shall designate), which date and time may be postponed by agreement between the Representative and the Issuer or as provided in Section 10 hereof (such date and time of delivery and payment for the Bonds being herein called the "CLOSING DATE"). Delivery of the Bonds shall be made to the Representative for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representative of the purchase price thereof to the Issuer by wire transfer of immediately available funds. Delivery of the Bonds shall be made at such location as the Representative shall reasonably designate at least one business day in advance of the Closing Date. The Bonds to be so delivered initially shall be represented by Bonds registered in the name of Cede & Co., as nominee of The Depository Trust Company ("DTC"). The interests of beneficial owners of the Bonds will be represented by book entries on the records of DTC and participating members thereof. Definitive Bonds will be available only under limited circumstances.

               The Issuer agrees to have the Bonds available for inspection, checking and packaging by the Representative in New York, New York, not later than 1:00 PM on the business day prior to the Closing Date.

               5. Covenants.

               (a) Covenants of the Issuer. The Issuer covenants and agrees with the several Underwriters that:

                      (i) The Issuer will use its best efforts to cause the
               Registration Statement, if not effective at the Execution Time, and any amendment thereto, to become effective. Prior to the termination of the offering of the Bonds, the Issuer will not file any amendment of the Registration Statement or supplement (including the Final Prospectus or any Preliminary Final Prospectus) to the Basic Prospectus unless the Issuer has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object. Subject to the foregoing sentence, the Issuer will cause the Final Prospectus, properly completed, and any supplement thereto to be filed with the SEC pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representative of such timely filing. The Issuer will promptly advise the Representative (A) when the Registration Statement, if not effective at the Execution Time, and any amendment thereto, shall have become effective, (B) when the Final Prospectus, and any supplement thereto, shall have been filed with the SEC pursuant to Rule 424(b), (C) when any amendment to the Registration Statement shall have been filed or become effective, (D) of any request by the SEC for any amendment of the Registration Statement or supplement to the Final Prospectus or for any additional information, (E) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose, (F) of the receipt by the Issuer of any notification with respect to the suspension of the qualification of the Bonds for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose and (G) of the happening of any event during the period mentioned in subparagraph (ii) below. The Issuer will use its best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof.

                      (ii) If at any time when a prospectus relating to the
               Bonds is required to be delivered under the Act in connection with sales by an Underwriter or dealer, any event occurs as a result of which the Final Prospectus as then amended or supplemented would include an untrue statement of a material fact, or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Registration Statement or supplement the Final Prospectus to comply with the Act in connection with sales by an Underwriter or dealer, the Issuer agrees to advise you of such event or necessity, as the case may be, and, promptly upon request made by you, to prepare and file with the Commission an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance, provided that the expense of preparing and filing any such amendment or supplement (A) which is necessary in connection with such a delivery of a prospectus more than nine months after the date of this Underwriting Agreement or (B) which relates solely to the activities of any Underwriter shall be borne by the Underwriter or Underwriters or the dealer or dealers requiring the same; and provided further that you shall, upon inquiry by the Company, advise the Company whether or not any Underwriter or dealer which shall have been selected by you retains any unsold Bonds and, for the purposes of this subsection (ii), the Company shall be entitled to assume that the distribution of the Bonds has been completed when it is advised by you that no Underwriter or such dealer retains any Bonds.

                      (iii) As soon as practicable and no later than 12
               months after the Closing Date, the Issuer will make generally available to the Bondholders and to the Representative an earnings statement or statements of the Issuer which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act.

                      (iv) The Issuer will furnish to the Representative
               and counsel for the Underwriters, without charge, copies of the Registration Statement (including exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act, as many copies of any Preliminary Final Prospectus and the Final Prospectus and any supplement thereto as the Representative may reasonably request. The Issuer will pay the expenses of printing or other production of all documents relating to the offering.

                      (v) The Issuer will arrange for the qualification of
               the Bonds for sale under the laws of such jurisdictions as the Representative may designate, will maintain such qualifications in effect so long as required for the distribution of the Bonds and will arrange for the determination of the legality of the Bonds for purchase by institutional investors; provided that in no event shall the Issuer be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Bonds, in any jurisdiction where it is not now so subject or meet any other requirement in connection with this clause
               (v) deemed by the Issuer to be unduly burdensome.

                      (vi) Until the business date set forth on Schedule I
               hereto, the Issuer will not, without the consent of the Representative, offer, sell or contract to sell, or otherwise dispose of, directly or indirectly, or announce the offering of, any asset-backed securities (other than the Bonds).

                      (vii) For a period from the date of this Underwriting
               Agreement until the retirement of the Bonds, or until such time as the Underwriters shall cease to maintain a secondary market in the Bonds, whichever occurs first, the Issuer will deliver to the Representative the annual statements of compliance and the annual independent auditor's servicing reports furnished to the Issuer or the Trustee pursuant to the Servicing Agreement or the Indenture, as applicable, as soon as such statements and reports are furnished to the Issuer or the Trustee.

                      (viii) So long as any of the Bonds are outstanding,
               the Issuer will furnish to the Representative (A) as soon as available, a copy of each report of the Issuer filed with the SEC under the Exchange Act, or mailed to Bondholders,
               (B) a copy of any filings with the Pennsylvania Public Utility Commission pursuant to the QRO including, but not limited to, any annual or more frequent adjustment filings, and (C) from time to time, any information concerning the Company or the Issuer as the Representative may reasonably request.

                      (ix) To the extent, if any, that any rating necessary
               to satisfy the condition set forth in Section 7(l) of this Underwriting Agreement is conditioned upon the furnishing of documents or the taking of other actions by the Issuer on or after the Closing Date, the Issuer shall furnish such documents and take such other actions.

                      (x) The Issuer will file with the Commission a report
               on Form 8-K setting forth all Computational Materials and ABS Term Sheets (as such terms are defined in Section 6) provided to the Issuer by any Underwriter and identified by it as such within the time period allotted for such filing pursuant to the No-Action Letters (as defined in Section 6); provided, however, that prior to any filing of the Computational Materials and ABS Term Sheets by the Issuer, such Underwriter must comply with its obligations pursuant to Section 6 and the Issuer must receive a letter from PricewaterhouseCoopers LLP, certified public accountants, satisfactory in form and substance to the Issuer and such Underwriter, to the effect that such accountants have performed specified procedures, all of which have been agreed to by the Issuer and such Underwriter, as a result of which they have determined that the information included in the Computational Materials and ABS Term Sheets (if any), provided by such Underwriter to the Issuer for filing on Form 8-K pursuant to Section 6 and this subsection (x), and which the accountants have examined in accordance with such agreed upon procedures, is accurate except as to such matters that are not deemed by the Issuer and such Underwriter to be material. The Issuer shall file any corrected Computational Materials or ABS Terms Sheets described in Section 6(a)(iv) as soon as practicable following receipt thereof.

               (b) Covenants of the Seller. The Seller covenants and agrees with the several Underwriters that, to the extent that the Issuer has not already performed such act pursuant to Section 5(a), to the extent, if any, that any rating necessary to satisfy the condition set forth in Section 7(l) of this Underwriting Agreement is conditioned upon the furnishing of documents or the taking of other actions by the Seller on or after the Closing Date, the Seller shall furnish such documents and take such other actions.

               (c) Covenants of the Company. The Company covenants and agrees with the several Underwriters that, to the extent that the Issuer or the Seller has not already performed such act pursuant to
        Section 5(a) or Section 5(b):

                      (i) the Company will use its best efforts to cause
               the Registration Statement, if not effective at the Execution Time, and any amendment thereto, to become effective. The Company will use its best efforts to prevent the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement and, if issued, to obtain as soon as possible the withdrawal thereof. If, at any time when a prospectus relating to the Bonds is required to be delivered under the Act, any event occurs as a result of which the Final Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Final Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, the Company will, or will cause the Issuer to (A) prepare and file with the SEC, subject to the second sentence of paragraph (a) of this Section 5, an amendment or supplement which will correct such statement or omission or effect such compliance and (B) supply any supplemented Prospectus to you in such quantities as you may reasonably request.

                      (ii) until the business date set forth on Schedule I
               hereto, the Company will not, without the consent of the Representative, offer, sell or contract to sell, or otherwise dispose of, directly or indirectly, or announce the offering of, any asset-backed securities (other than the Bonds).

                      (iii) so long as any of the Bonds are outstanding and
               the Company is the Servicer, the Company will furnish to the Representative (A) as soon as available, a copy of each report of the Issuer filed with the SEC under the Exchange Act, or mailed to Bondholders, (B) a copy of any filings with the Pennsylvania Public Utility Commission pursuant to the QRO, including, but not limited to, any annual or more frequent adjustment filings, and (C) from time to time, any information concerning the Company, the Seller, and the Issuer as the Representative may reasonably request.

                      (iv) to the extent, if any, that any rating necessary
               to satisfy the condition set forth in Section 7(l) of this Underwriting Agreement is conditioned upon the furnishing of documents or the taking of other actions by the Company on or after the Closing Date, the Company shall furnish such documents and take such other actions.

               6. Offering by Underwriters.

               (a) In connection with the offering of the Bonds, each Underwriter may prepare and provide to prospective investors (i) items similar to computational materials ("COMPUTATIONAL MATERIALS") as defined in the no-action letter of May 20, 1994 issued by the Commission to Kidder, Peabody Acceptance Corporation I, Kidder, Peabody & Co. Incorporated and Kidder Structured Asset Corporation, as made applicable to other issuers and underwriters by the Commission in response to the request of the Public Securities Association dated May 24, 1994, as well as the PSA Letter referred to below (collectively, the "NO-ACTION LETTERS") and (ii) items similar to ABS term sheets ("ABS TERM SHEETS") as defined in the no-action letter of February 17, 1995 issued by the Commission to the Public Securities Association, subject to the following conditions:

                      (i) All Computational Materials and ABS Term Sheets
               provided to prospective investors that are required to be filed pursuant to the No-Action Letters shall bear a legend substantially in the form attached hereto as Exhibit A. The Issuer shall have the right to require additional specific legends or notations to appear on any Computational Materials or ABS Term Sheets, the right to require changes regarding the use of terminology and the right to determine the types of information appearing therein. Notwithstanding the foregoing, this subsection (i) will be satisfied if all Computational Materials and ABS Term Sheets referred to herein bear a legend in a form previously approved in writing by the Issuer.

                      (ii) Such Underwriter shall provide to the Issuer,
               for approval by the Issuer, representative forms of all Computational Materials and ABS Term Sheets prior to their first use, to the extent such forms have not previously been approved by the Issuer for use by such Underwriter. Such Underwriter shall provide to the Issuer, for filing on Form 8-K as provided in Section 5(a)(x), copies (in such format as required by the Issuer) of all Computational Materials and ABS Term Sheets that are required to be filed with the Commission pursuant to the No-Action Letters. The Underwriter may provide copies of the foregoing in a consolidated or aggregated form including all information required to be filed if filing in such format is permitted by the No-Action Letters. All Computational Materials and ABS Term Sheets described in this subsection (ii) must be provided to the Issuer not later than 10:00 a.m. New York City time one business day before filing thereof is required pursuant to the terms of this Underwriting Agreement. Such Underwriter shall not provide to any investor or prospective investor in the Bonds any Computational Materials or ABS Term Sheets on or after the day on which Computational Materials or ABS Term Sheets are required to be provided to the Issuer pursuant to this paragraph (ii) (other than copies of Computational Materials or ABS Term Sheets previously submitted to the Issuer in accordance with this paragraph (ii) for filing pursuant to Section 5(a)(x)), unless such Computational Materials or ABS Term Sheets are preceded or accompanied by the delivery of a Final Prospectus to such investor or prospective investor.

                      (iii) All information included in the Computational
               Materials and ABS Term Sheets shall be generated based on substantially the same methodology and assumptions that are used to generate the information in the Registration Statement as set forth therein. However, the Computational Materials and ABS Term Sheets may include information based on alternative methodologies or assumptions if specified therein. If any Computational Materials or ABS Term Sheets are based on assumptions with respect to the Transferred Intangible Transition Property that differ from the final Transferred Intangible Transition Property Information (as defined in Section 8(a)) in any material respect or on Bond structuring terms that were revised in any material respect prior to the printing of the Final Prospectus, the Underwriters shall prepare revised Computational Materials or ABS Term Sheets, as the case may be, based on the final Transferred Intangible Transition Property Information and structuring assumptions, deliver with the Final Prospectus such revised Computational Materials and ABS Term Sheets to each recipient of the preliminary versions thereof that indicated orally to any Underwriter that such recipient would purchase all or any portion of the Bonds, and include such revised Computational Materials and ABS Term Sheets (marked, "AS REVISED") in the materials delivered to the Issuer pursuant to paragraph (ii) above. The expenses of each Underwriter relating to the preparation and transmission of its Computational Materials and ABS Term Sheets, including without limitation fees and expenses of accountants, shall be the responsibility of the Issuer.

                      (iv) The Issuer shall not be obligated to file any
               Computational Materials or ABS Term Sheets that have been determined to contain any material error or omission, provided that, at the request of any Underwriter, the Issuer will file Computational Materials or ABS Term Sheets that contain a material error or omission if clearly marked "SUPERSEDED BY MATERIALS DATED _____" and accompanied by corrected Computational Materials or ABS Term Sheets that are marked, "MATERIAL PREVIOUSLY DATED, _____ AS CORRECTED." If, within the period during which a prospectus relating to the Bonds is required to be delivered under the Act, any Computational Materials or ABS Term Sheets are determined, in the reasonable judgment of the Issuer or such Underwriter, to contain a material error or omission, such Underwriter shall prepare a corrected version of such Computational Materials or ABS Term Sheets, shall circulate such corrected Computational Materials or ABS Term Sheets to all recipients of the prior versions thereof that either indicated orally to such Underwriter they would purchase all or any portion of the Bonds, or actually purchased all or any portion thereof, and shall deliver copies of such corrected Computational Materials or ABS Term Sheets (marked, "AS CORRECTED") to the Issuer for filing with the Commission in a subsequent Form 8-K submission (subject to the Issuer's obtaining an accountant's comfort letter in respect of such corrected Computational Materials and ABS Term Sheets, which the parties acknowledge shall be at the expense of the Issuer).

                      (v) Each Underwriter shall be deemed to have
               represented, as of the Closing Date, that, except for Computational Materials and ABS Term Sheets provided to the Issuer pursuant to subsection (ii) above, such Underwriter did not provide any prospective investors with any information in written or electronic form in connection with the offering of the Bonds that is required to be filed with the Commission in accordance with the No-Action Letters.

                      (vi) In the event any delay in the delivery by any
               Underwriter to the Issuer of all Computational Materials and ABS Term Sheets required to be delivered in accordance with subsection (ii) above, or in the delivery of the accountant's comfort letter in respect thereof pursuant to
               Section 5(a)(x), the Issuer shall have the right to delay the release of the Final Prospectus to investors or to any Underwriter, to delay the Closing Date and to take other appropriate actions in each case set forth in Section 5(a)(x) to file the Computational Materials and ABS Term Sheets by the time specified therein.

                      (vii) Each Underwriter represents that it has in
               place, and covenants that it shall maintain, internal controls and procedures that it reasonably believes to be sufficient to ensure full compliance with all applicable legal requirements of the No-Action Letters with respect to the generation and use of Computational Materials and ABS Term Sheets in connection with the offering of the Bonds.

               (b) Each Underwriter further represents and warrants that, if and to the extent it has provided any prospective investors with any Computational Materials or ABS Term Sheets prior to the date hereof in connection with the offering of the Bonds, all of the conditions set forth in clause (a) above have been satisfied with respect thereto.

               7. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Bonds shall be subject to the accuracy of the representations and warranties on the part of the Issuer, the Seller, Group, Reserves and the Company contained in this Underwriting Agreement, on the part of the Seller contained in Article III of the Sale Agreement, and on the part of the Company contained in Section
5.01 of the Servicing Agreement and in Article III of the Contribution Agreement as of the Execution Time and the Closing Date; to the accuracy of the statements of the Issuer, the Seller, Group, Reserves and the Company made in any certificates pursuant to the provisions hereof, to the performance by the Issuer, the Seller, Group, Reserves and the Company of their obligations hereunder, and to the following additional conditions:

               (a) If the Registration Statement has not become effective prior to the Execution Time, unless the Representative agrees in writing to a later time, the Registration Statement will become effective not later than (i) 6:00 PM New York City time, on the date of determination of the public offering price, if such determination occurred at or prior to 3:00 PM New York City time on such date, or (ii) 12:00 Noon on the business day following the day on which the public offering price was determined, if such determination occurred after 3:00 PM New York City time on such date; if filing of the Final Prospectus, or any supplement thereto, is required pursuant to Rule 424(b), the Final Prospectus, and any such supplement, shall have been filed in the manner and within the time period required by Rule 424(b); and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

               (b) The Representative shall have received from Michael A. McGrail, Esq., Senior Counsel, or such other counsel for the Company as may be acceptable to the Representative, an opinion, dated the Closing Date, to the effect that:

                      (i) the Company has been duly incorporated and is
               validly existing as a corporation in good standing under laws of the Commonwealth of Pennsylvania, with power and authority (corporate and others) to own its properties and conduct its businesses as described in the Registration Statement and the Final Prospectus, and is duly qualified to do business in all jurisdictions (and is in good standing under the laws of all such jurisdictions) to the extent that such qualification and good standing is or shall be necessary to protect the validity and enforceability of this Underwriting Agreement, the Contribution Agreement, the Servicing Agreement, the Administration Agreement and each other instrument or agreement necessary or appropriate to the proper administration of this Underwriting Agreement and the transactions contemplated hereby;

                      (ii) this Underwriting Agreement, the Contribution
               Agreement, the Servicing Agreement, the Administration Agreement and each of the other Basic Documents to which the Company is a party, has been duly authorized, executed and delivered, and constitutes a valid and legally binding obligation of the Company enforceable according to its terms (except to the extent limited by bankruptcy, insolvency, or reorganization laws or laws relating to or affecting the enforcement of creditors' rights and by general equity principles); and no authorization, notice, consent or action by the holders of any of the outstanding shares of capital stock of the Company is necessary with respect thereto;

                      (iii) such counsel does not know of any legal or
               governmental proceedings required to be described in the Registration Statement or Final Prospectus which are not described, or of any franchises, contracts or documents of a character required to be described in the Registration Statement or the Final Prospectus or to be filed as exhibits to the Registration Statement which are not described and filed as required; it being understood that such counsel need express no opinion as to the financial statements and other financial data contained in the Registration Statement or the Final Prospectus;

                      (iv) except as described in the Registration
               Statement and the Final Prospectus, the Company holds all franchises, certificates of public convenience, licenses and permits necessary to carry on the utility business in which it is engaged; and

                      (v) neither the execution and delivery of this
               Underwriting Agreement, the Servicing Agreement, the Administration Agreement nor the consummation of the transactions contemplated by this Underwriting Agreement, the Contribution Agreement or the Servicing Agreement, the Administration Agreement nor the fulfillment of the terms of this Underwriting Agreement, the Sale Agreement, the Contribution Agreement, the Administration Agreement or the Servicing Agreement by the Company, will (A) conflict with, result in any breach of any of the terms or provisions of, or constitute (with or without notice or lapse of time) a default under the articles of incorporation, bylaws or other organizational documents of the Company, or conflict with or breach any of the material terms or provisions of, or constitute (with or without notice or lapse of time) a default under, any indenture, agreement or other instrument to which the Company is a party or by which the Company is bound, (B) result in the creation or imposition of any lien upon any properties of the Company pursuant to the terms of any such indenture, agreement or other instrument (other than as contemplated by the Indenture), or (C) violate any law or any order, rule or regulation promulgated by the United States or the Commonwealth of Pennsylvania applicable to the Company of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Company, or any of its properties.

               (c) The Representative shall have received an opinion, portions of which shall be rendered by Morgan, Lewis & Bockius LLP, counsel for the Company, the Seller, Group, Reserves and the Issuer, portions of which may be rendered by Skadden, Arps, Slate, Meagher & Flom LLP, special counsel for the Issuer, portions of which may be rendered by Thelen, Reid & Priest LLP, special counsel for the Company, and portions of which may be rendered by Stewart & Associates, special counsel for Reserves and the Seller, each such opinion dated the Closing Date, in form and substance reasonably satisfactory to the Representative, to the effect that:

                      (i) Each of the Issuer, the Seller, Group and
               Reserves has been duly incorporated or organized and is validly existing as a limited liability company or corporation under the laws of the State of Delaware or the Commonwealth of Pennsylvania, as applicable, with power and authority to own its properties and conduct its businesses as described in the Registration Statement and the Final Prospectus and contemplated by the Contribution Agreement, and is duly qualified to do business in all jurisdictions (and is in good standing under the laws of all jurisdictions) to the extent that such qualification and good standing is or shall be necessary to protect the validity and enforceability of this Underwriting Agreement, the Contribution Agreement, the Sale Agreement, and each other instrument or agreement necessary or appropriate to the proper administration of this Underwriting Agreement and the transactions contemplated herein.

                      (ii) The Sale Agreement and the Contribution
               Agreement have been duly authorized, executed and delivered by, and constitute valid and legally binding obligations of, the Seller, Group and/or Reserves, as applicable, enforceable according to their terms (except to the extent limited by bankruptcy, insolvency, or reorganization laws or laws relating to or affecting the enforcement of creditors' rights and by general equity principles); and no authorization, notice, consent or action by the holders of any outstanding equity interest in the Seller, Group or Reserves, as applicable, is necessary with respect thereto.

                      (iii) This Underwriting Agreement, the Contribution
               Agreement, the Servicing Agreement and all other Basic Documents to which the Company is a party, have been duly authorized, executed and delivered by the Company, and constitute valid and legally binding obligations of the Company, enforceable according to their terms (except to the extent limited by bankruptcy, insolvency or reorganization laws or by laws relating to or affecting the enforcement of creditors' rights and by general equity principles) and no authorization, notice, consent or actions by the holders of any outstanding capital stock of the Company is necessary with respect thereto.

                      (iv) This Underwriting Agreement, the Sale Agreement,
               the Servicing Agreement, the Bonds, the Indenture, and all other Basic Documents to which the Issuer is a party have been duly authorized, executed and delivered by the Issuer, and constitute valid and legally binding obligations of the Issuer, enforceable according to their terms (except to the extent limited by bankruptcy, insolvency or reorganization laws or by laws relating to or affecting the enforcement of creditors' rights and by general equity principles); and no authorization, notice, consent or action by the holders of any outstanding equity interest in the Issuer is necessary with respect thereto.

                      (v) No consent, approval, authorization or order of
               any court or governmental agency or body is required for the consummation of the transactions contemplated herein, except such as have been obtained under Pennsylvania law and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Bonds by the Underwriters and such other approvals (specified in such opinion) as have been obtained.

                      (vi) Sections 2804 and 2812 of the Competition Act
               are authorized by and validly enacted pursuant to the Pennsylvania Constitution.

                      (vii) The QRO has been duly authorized and issued by
               the Pennsylvania Public Utility Commission in accordance with the Competition Act; and the QRO and the process by which it was issued comply with all applicable laws, rules and regulations, and the QRO is in full force and effect.

                      (viii) The Bonds are "transition bonds" within the
               meaning of the Competition Act, the Bonds are entitled to the protections provided in Section 2812(c) of the Competition Act, and the issuance and sale of the Bonds and the consummation of the transactions contemplated by the Basic Documents comply in all respects with the requirements of the Competition Act and the QRO.

                      (ix) The Commonwealth Pledge set forth in Section
               2812(c) of the Competition Act is enforceable according to its terms pursuant to Pennsylvania and federal law.

                      (x) Under Section 2812(b)(3) of the Competition Act,
               neither the QRO nor the intangible transition charges authorized to be imposed and collected pursuant to the QRO may be revoked, reduced, postponed, impaired or terminated by any subsequent action of the Pennsylvania Public Utility Commission.

                      (xi) Under the Taking Clauses of the United States
               and Commonwealth of Pennsylvania Constitutions, the Commonwealth of Pennsylvania could not repeal or amend the Competition Act or take any action in contravention of the pledge set forth in Section 2812(c)(2) of the Competition Act without paying just compensation to the holders of the Bonds if so doing would constitute a permanent appropriation of the property interest of the holders of the Bonds in the Transferred Intangible Transition Property and would deprive the holders of the Bonds of their reasonable expectations arising from their investment in the Bonds.

                      (xii) Under the Contract Clauses of the United States
               and Commonwealth of Pennsylvania Constitutions, the Commonwealth of Pennsylvania could not repeal or amend the Competition Act or take any other action that substantially impairs the rights of holders of the Bonds, without making adequate compensation by law pursuant to Section 2812(c)(2) of the Competition Act, unless such action is a reasonable exercise of the sovereign powers of the Commonwealth of Pennsylvania and is of a character appropriate to the public purpose justifying such action. A court would not hold that the Commonwealth of Pennsylvania could reduce, modify, alter or take any other action with respect to the Transferred Intangible Transition Property that would substantially impair the rights of holders of the Bonds unless this action is reasonable and appropriate to further a legitimate public purpose.

                      (xiii) The Seller is an "assignee" within the meaning
               of Section 2812(g) of the Competition Act and the transfer of the Intangible Transition Property from the Company to the Seller pursuant to the Contribution Agreement, and from the Seller to the Issuer pursuant to the Sale Agreement, have been effected in compliance with the Competition Act.

                      (xiv) Holders of the Bonds are entitled to the
               protections provided in the first sentence of Section 2812(c)(2) of the Competition Act. The QRO authorizes the issuance of up to $2.85 billion aggregate principal amount of transition bonds, the transfer of Intangible Transition Property from the Company to the Seller, the transfer of the Transferred Intangible Transition Property from the Seller to the Issuer, the imposition of Intangible Transition Charges, and the collection thereof from consumers of electricity within the Company's historic electric service area who receive electric distribution service from the Company or its successor, annual adjustments to the Intangible Transition Charges and, in the last twelve months preceding the scheduled maturity of the latest maturing Class of Bonds, monthly or quarterly adjustments, in order to ensure full recovery of Intangible Transition Charges and the appointment of the Company as servicer for a specified contractual fee. The sections of the QRO authorizing the preceding matters have been declared irrevocable and are entitled to the protection of Section 2812(b)(3) of the Competition Act, which prohibits the PUC from reducing, postponing, impairing or terminating such an order or the Intangible Transition Charges authorized to be imposed and collected under such an order by its subsequent action.

                      (xv) The Issuer will not be subject to utility gross
               receipts taxes or any other taxes imposed by the Commonwealth of Pennsylvania or by any of its agencies, instrumentalities or political subdivisions, other than franchise taxes in respect of the capital stock value of the Issuer.

                      (xvi) The descriptions of both federal and
               Pennsylvania tax consequences to holders of the Bonds set forth in the Final Prospectus under "Material Income Tax Matters for the Transition Bondholders" are accurate and complete in all material respects.

                      (xvii) The transfer of the Intangible Transition
               Property by the Company to the Seller pursuant to the Contribution Agreement and the Assignment was an absolute transfer of the entire right, title and interest in (as in a "true sale" of) the Intangible Transition Property by the Company directly to the Seller; this transfer of the Intangible Transition Property is perfected; and immediately prior to the execution and delivery of the Sale Agreement, the Seller owns all right, title and interest in and to the Intangible Transition Property.

                      (xviii) Searches have been made of the relevant
               filing offices and based on those searches, there is not on file under the Pennsylvania Uniform Commercial Code or the Competition Act any filing that purports to cover the Intangible Transition Property, other than the filings required hereunder.

                      (xix) Either (1) (A) the transfer of the Transferred
               Intangible Transition Property by the Seller to the Issuer pursuant to the Sale Agreement is an absolute transfer of the entire right, title and interest of the Seller in (as in a "true sale" of) the Transferred Intangible Transition Property, (B) such transfer is perfected, and (C) such transfer has priority over any other transfer by the Seller of the Transferred Intangible Transition Property; or (2)
               (A) the Sale Agreement creates in favor of the Issuer a security interest in the rights of the Seller in the Transferred Intangible Transition Property, (B) such security interest is valid and enforceable against the Seller and third parties and has attached, (C) such security interest is perfected, and (D) such perfected security interest is of first priority.

                      (xx) A court would not order the substantive
               consolidation of the assets and liabilities of the Issuer with those of the Company or Group in the event of a bankruptcy, reorganization or other insolvency proceeding involving the Company or Group.

                      (xxi) A court would not order the substantive
               consolidation of the assets and liabilities of the Seller with those of the Company or Reserves in the event of a bankruptcy, reorganization or other insolvency proceeding involving the Company or Reserves.

                      (xxii) Neither the Intangible Transition Property nor
               any interest therein would become property of the estate of Group or Reserves under 11 U.S.C. ss. 541(a)(1) or (6) as a result of the Contribution Agreement or the Assignment in a case under the Bankruptcy Code in which Group or Reserves was the debtor and the automatic stay of 11 U.S.C. ss. 362(a) would not apply to prevent the collections of Intangible Transition Charges from being applied as provided in the Basic Documents.

                      (xxiii) The Bonds have been duly authorized and
               executed, and when authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters in accordance with the terms hereof, will constitute legal, valid and binding obligations of the Issuer entitled to the benefits of the Indenture (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws or equitable principles affecting creditors' rights generally from time to time in effect).

                      (xxiv) The Bonds, the Indenture, the Servicing
               Agreement, the Contribution Agreement and the Sale Agreement conform to the descriptions thereof contained in the Registration Statement and the Final Prospectus.

                      (xxv) The Indenture has been duly qualified under the
               Trust Indenture Act, and the Contribution Agreement, the Sale Agreement and the Servicing Agreement are not required to be registered under the Trust Indenture Act.

                      (xxvi) There is no pending or threatened action, suit
               or proceeding before any court or governmental agency, authority or body or any arbitrator involving the Issuer, or relating to the Bonds, the QRO or the collection of Intangible Transition Charges or the use and enjoyment of Intangible Transition Property under the Competition Act of a character required to be disclosed in the Registration Statement that is not adequately disclosed in the Final Prospectus, and there is no franchise, contract or other document of a character required to be described in the Registration Statement or Final Prospectus, or to be filed as an exhibit, that is not described or filed as required.

                      (xxvii) The statements included or incorporated in
               the Final Prospectus in the base prospectus under the headings "Risk Factors -- Legal, Legislative or Regulatory Action that May Adversely Affect Your Investment," "Risk Factors -- Unusual Nature of Intangible Transition Property," "The Competition Act," "PP&L's Restructuring Plan," "The PUC Order and the Intangible Transition Charges," "Prior Legal Challenges to the Competition Act or the PUC Order," "The Transition Bonds," "The Contribution Agreement," "The Sale Agreement," "The Servicing Agreement," "The Indenture" and "ERISA Considerations" and in the prospectus supplement under the headings "The Series 1999-1 Bonds," and "Description of Intangible Transition Property" fairly summarize the matters described therein.

                      (xxviii) The Registration Statement has become
               effective under the Act; any required filing of the Basic Prospectus, any Preliminary Final Prospectus and the Final Prospectus, and any supplements thereto, pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); no stop order suspending the effectiveness of the Registration Statement has been issued, no proceedings for that purpose have been instituted or threatened, and the Registration Statement and the Final Prospectus comply as to form in all material respects with the applicable requirements of the Act, the Exchange Act and the Trust Indenture Act and the respective rules thereunder; all portions of the Registration Statement and the Final Prospectus that describe Pennsylvania law are accurate in all material respects, including (but not limited to) descriptions of the Competition Act, the QRO, Intangible Transition Property and the Intangible Transition Charges; and no facts have come to the attention of such counsel to lead them to believe that at the Effective Date the Registration Statement contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or that the Final Prospectus as of its date and the Closing Date includes any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                      (xxix) Neither the execution and delivery of this
               Underwriting Agreement, the Contribution Agreement, the Sale Agreement, the Servicing Agreement, the Indenture, nor the issuance and sale of the Bonds, nor the consummation of the transactions contemplated by this Underwriting Agreement, the Contribution Agreement, the Sale Agreement, the Servicing Agreement and the Indenture, nor the fulfillment of the terms of this Underwriting Agreement, the Contribution Agreement, the Sale Agreement, the Servicing Agreement and the Indenture, will (A) conflict with, result in any breach of any of the terms or provisions of, or constitute (with or without notice or lapse of time) a default under the Amended and Restated Limited Liability Company Agreement of the Issuer, or under the Amended and Restated Limited Liability Company Agreement of the Seller, or conflict with or breach any of the material terms or provisions of, or constitute (with or without notice or lapse of time) a default under, any indenture, agreement or other instrument to which the Issuer or the Seller is a party or by which the Issuer or the Seller is bound, (B) result in the creation or imposition of any lien upon any properties of the Issuer or the Seller pursuant to the terms of any such indenture, agreement or other instrument (other than as contemplated by the Indenture), or (C) violate any law or any order, rule or regulation promulgated by the United States, the State of Delaware, or the Commonwealth of Pennsylvania applicable to the Issuer or the Seller of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Issuer, or any of its properties.

                      (xxx) (A) The Indenture creates in favor of the
               Trustee a security interest in the rights of the Issuer in the Intangible Transition Property including proceeds of or arising from Intangible Transition Charges to secure the Bonds, (B) such security interest is valid and enforceable against the Issuer and third parties and has attached under the Competition Act, (C) such security interest is perfected under the Competition Act, and (D) such perfected security interest is of first priority under the Competition Act.

                      (xxxi) (A) The Indenture creates in favor of the
               Trustee a security interest in the rights of the Issuer in the Collateral, other than the Collateral described in paragraph (xxx) above, (B) such security interest is valid and enforceable against the Issuer and third parties and has attached, (C) such security interest is perfected, and (D) such perfected security interest is of first priority.

                      (xxxii) The Issuer is not, and after giving effect to
               the offering and sale of the Bonds and the application of the proceeds thereof as described in the Final Prospectus, will not be an "investment company" or under the "control" of an "investment company" as such terms are defined under the Investment Company Act of 1940, as amended.

                      (xxxiii) Unless adequate compensation is made by law
               for the protection of holders of the Bonds, the Competition Act and the QRO require the Commonwealth of Pennsylvania and the PUC to require the imposition of intangible transition charges at times and in amounts that are designed to ensure the collection of intangible transition charge revenues sufficient to discharge the Bonds in accordance with their terms.

                      (xxxiv) The Intangible Transition Property and the
               other Collateral are not subject to the lien created by the Mortgage Indenture, and the transfer of the Intangible Transition Property to the Seller on May 13, 1999 pursuant to the terms and conditions of the Contribution Agreement was, and the transfer of other Collateral to the Issuer on the date of issuance of the Bonds, is free and clear of the lien created by the Mortgage Indenture.

                      (xxxv) There presently is no judicial, statutory or
               constitutional authority for placing a voter initiative or referendum with state-wide application on a ballot in any election in the Commonwealth of Pennsylvania.

                      (xxxvi) The Competition Act is severable; the
               invalidation of any provision of the Competition Act that does not adversely affect the holders of the Bonds would not invalidate the provisions that do affect the holders of the Bonds.

                      (xxxvii) An attempt by the Commonwealth of
               Pennsylvania, the PUC or any other entity to repeal, amend or otherwise impair the Competition Act or the rights of the holders of the Bonds would be subject to preliminary injunction if a court of competent jurisdiction hearing a request for preliminary injunction finds that such relief is necessary to prevent immediate and irreparable harm which cannot be compensated by damages, that greater injury will occur from refusing the injunction than from granting it, that the preliminary injunction will restore the parties to the status quo as it existed immediately before the alleged wrongful conduct, that the alleged wrong is manifest and the injunction is reasonably suited to abate it and that the right to such relief by the challenging party is clear. Further, upon final adjudication of the challenged repeal, amendment or impairment, a court of competent jurisdiction would permanently enjoin the alleged wrongful conduct if the court concluded that such conduct constitutes a legal wrong for which no adequate remedy at law was available.

                      (xxxviii) Such other opinions as may be required by
               the Rating Agencies.

               In rendering such opinions, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the Commonwealth of Pennsylvania, the State of Delaware, the State of New York, the State of Nevada or the federal laws of the United States of America, to the extent deemed proper and specified in such opinion, upon the opinion of other counsel of good standing believed to be reliable and who are satisfactory to counsel for the Underwriters, and (B) as to matters of fact, to the extent deemed proper, on certificates of responsible officers of the Issuer, the Seller, Group, Reserves, the Company and public officials. References to the Final Prospectus in this paragraph (c) include any supplements thereto at the Closing Date.

               (d) The Representative shall have received an opinion of counsel to the Trustee, dated the Closing Date, in form and substance reasonably satisfactory to the Representative, to the effect that:

                      (i) the Trustee is validly existing as a banking
               corporation in good standing under the laws of the State of New York; and

                      (ii) the Indenture has been duly authorized, executed
               and delivered, and constitutes a legal, valid and binding instrument enforceable against the Trustee in accordance with its terms (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws or equitable principles affecting creditors' rights generally from time to time in effect); and

                      (iii) the Bonds have been duly authenticated by the
               Trustee.

               (e) The Representative shall have received from Orrick, Herrington & Sutcliffe LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date, with respect to the issuance and sale of the Bonds, the Indenture, the Registration Statement, the Final Prospectus (together with any supplement thereto) and other related matters as the Representative may reasonably require, and the Company, the Seller, and the Issuer shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

               (f) The Representative shall have received a certificate of the Issuer, signed by a duly authorized manager of the Issuer, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Final Prospectus, any supplement to the Final Prospectus and this Underwriting Agreement and that:

                      (i) the representations and warranties of the Issuer
               in this Underwriting Agreement and in the Indenture are true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date, and the Issuer has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

                      (ii) no stop order suspending the effectiveness of
               the Registration Statement has been issued and no proceedings for that purpose have been instituted or threatened; and

                      (iii) since the dates as of which information is
               given in the Final Prospectus (exclusive of any supplement thereto), there has been no material adverse change in (A) the condition (financial or other), prospects, business or properties of the Issuer, whether or not arising from transactions in the ordinary course of business, or (B) the Transferred Intangible Transition Property, except as set forth in or contemplated in the Final Prospectus (exclusive of any supplement thereto).

               (g) The Representative shall have received a certificate of the Company, signed by the President and the principal financial or accounting officer of the Company, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Final Prospectus, any supplement to the Final Prospectus and this Underwriting Agreement and that:

                      (i) the representations and warranties of the Company
               in this Underwriting Agreement, the Contribution Agreement, the Sale Agreement and the Servicing Agreement are true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

                      (ii) no stop order suspending the effectiveness of
               the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the Company's knowledge, threatened; and

                      (iii) since the dates as of which information is
               given in the Final Prospectus (exclusive of any supplement thereto), there has been no material adverse change in (A) the Company's financial position or results of operation, or
               (B) the Transferred Intangible Transition Property.

               (h) The Representative shall have received a certificate of the Seller, signed by a duly authorized manager of the Seller, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Final Prospectus, any supplement to the Final Prospectus and this Underwriting Agreement and that:

                      (i) the representations and warranties of the Seller
               in this Underwriting Agreement, the Contribution Agreement and the Sale Agreement are true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date, and the Seller has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date; and

                      (ii) since the dates as of which information is given
               in the Final Prospectus (exclusive of any supplement thereto), there has been no material adverse change in the Seller's financial position or results of operation.

               (i) The Representative shall have received a certificate of the Company, signed by the President and the principal financial or accounting officer of the Company, dated the Closing Date, to the effect that:

                      (i) the representations and warranties of Group and
               Reserves in this Underwriting Agreement and in the Contribution Agreement are true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date, and Group and Reserves have complied with all the agreements and satisfied all the conditions on their part to be performed or satisfied at or prior to the Closing Date; and

                      (ii) since the dates as of which information is given
               in the Final Prospectus (exclusive of any supplement thereto), there has been no material adverse change in the condition (financial or other), prospects, earnings, business or properties of Group or Reserves, whether or not arising from transactions in the ordinary course of business.

               (j) At the Closing Date, PricewaterhouseCoopers LLP shall have furnished to the Representative (i) a letter or letters (which may refer to letters previously delivered to the Representative), dated as of the Closing Date, in form and substance satisfactory to the Representative, confirming that they are independent accountants within the meaning of the Act and the Exchange Act and the respective applicable published rules and regulations thereunder and stating in effect that they have performed certain specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature set forth in the Registration Statement and the Final Prospectus, agrees with the accounting records of the Company and its subsidiaries, excluding any questions of legal interpretation, and (ii) the opinion or certificate, dated as of the Closing Date, in form and substance satisfactory to the Representative, satisfying the requirements of Section 2.10(7) of the Indenture.

               In addition, except as provided in Schedule I hereto, at the Execution Time, PricewaterhouseCoopers LLP shall have furnished to the Representative a letter or letters, dated as of the Execution Time, in form and substance satisfactory to the Representative, to the effect set forth above.

               (k) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Final Prospectus (exclusive of any supplement thereto), there shall not have occurred any change, or any development involving a prospective change, in or any event affecting either (i) the business, prospects, properties or financial condition of the Company, the Seller or the Issuer, or (ii) the Transferred Intangible Transition Property, the Bonds, the QRO or the Competition Act, the effect of which is, in the judgment of the Representative, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Bonds as contemplated by the Registration Statement (exclusive of any amendment thereof) and the Final Prospectus (exclusive of any supplement thereto).

               (l) The Bonds shall have been rated in the highest long-term rating category by each of the Rating Agencies.

               (m) On or prior to the Closing Date, the Issuer shall have delivered to the Representative evidence, in form and substance reasonably satisfactory to the Representative, that appropriate filings have been made in accordance with the Competition Act and other applicable law reflecting (1) the transfer of the Intangible Transition Property by the Company directly to the Seller, including the filing of notices with the PUC under the Competition Act and of UCC financing statements in the office of the Secretary of the Commonwealth of Pennsylvania, (2) the transfer of the Transferred Intangible Transition Property by the Seller to the Issuer, including the filing of UCC financing statements in the office of the Secretary of State of the State of Nevada and the filing of notices with the PUC under the Competition Act, and (3) the grant of a security interest by the Issuer in the Collateral to the Trustee, including the filing of notices with the PUC under the Competition Act and of UCC financing statements in the office of the Secretary of the Commonwealth of Pennsylvania.

               (n) On or prior to the Closing Date, the Company shall have delivered to the Representative evidence, in form and substance satisfactory to the Representative, of the Pennsylvania Public Utility Commission's issuance of the QRO relating to the Transferred Intangible Transition Property.

               (o) Prior to the Closing Date, the Issuer, the Seller and the Company shall have furnished to the Representative such further information, certificates, opinions and documents as the Representative may reasonably request.

               If any of the conditions specified in this Section 7 shall not have been fulfilled in all material respects when and as provided in this Underwriting Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Underwriting Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Representative and counsel for the Underwriters, this Underwriting Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representative. Notice of such cancellation shall be given to the Issuer in writing or by telephone or facsimile confirmed in writing.

               The documents required to be delivered by this Section 7 shall be delivered at the office of Skadden, Arps, Slate, Meagher & Flom LLP in the City of New York on the Closing Date.

               8. Indemnification and Contribution.

               (a) The Company, the Seller and the Issuer will, jointly and severally, indemnify and hold harmless each Underwriter, the directors, officers, members, employees and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, contained in (i) the Transferred Intangible Transition Property Information and the Computational Materials and ABS Term Sheets delivered to investors by any Underwriter to the extent such loss, claim, damage or liability arises from the Transferred Intangible Transition Property Information and (ii) the Registration Statement for the registration of the Bonds as originally filed or in any amendment thereof, or in the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus, or in any amendment thereof or supplement thereto and, except as hereinafter in this Section 8 provided, will reimburse each such indemnified party for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that none of the Company, the Seller or the Issuer will be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Issuer, the Seller or the Company by or on behalf of any Underwriter through the Representative specifically for inclusion therein or Trust Indenture Act statement of eligibility; provided further, that with respect to any untrue statement or omission of material fact made in any Preliminary Final Prospectus, the indemnity agreement contained in this Section 8(a) shall not inure to the benefit of any Underwriter or any person controlling such Underwriter from whom the person asserting any such loss, claim, damage or liability purchased the Bonds that are the subject thereof, to the extent that any such loss, claim, damage or liability of such Underwriter occurs under the circumstance where it shall have been determined by a court of competent jurisdiction by final and nonappealable judgment that (i) the Company, the Seller or the Issuer had previously furnished copies of the Final Prospectus to the Representative, (ii) delivery of the Final Prospectus was required by the Act to be made to such person, (iii) the untrue statement or omission of a material fact contained in the Preliminary Final Prospectus was corrected in the Final Prospectus and (iv) there was not sent or given to such person, at or prior to the written confirmation of the sale of such Bonds to such person, a copy of the Final Prospectus. This indemnity agreement will be in addition to any liability which the Company, the Seller and the Issuer otherwise may have. As used herein, the term "TRANSFERRED INTANGIBLE TRANSITION PROPERTY INFORMATION" means information, whether in written or electronic format or otherwise, regarding the Transferred Intangible Transition Property provided to the Underwriters by or on behalf of the Company or the Issuer.

               (b) Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Company, the Seller and the Issuer, each of their directors, each of their officers who signs the Registration Statement, and each person who controls the Company, the Seller or the Issuer within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company, the Seller and the Issuer to each Underwriter, but only with reference to (i) written information relating to such Underwriter furnished to the Issuer, the Seller or the Company by or on behalf of such Underwriter through the Representative specifically for inclusion in the documents referred to in the foregoing indemnity and (ii) untrue statements or alleged untrue statements in the Computational Materials or ABS Term Sheets delivered to the purchasers of the Bonds by such Underwriter except to the extent that such losses, claims, damages or other liabilities arise from factual errors in the Transferred Intangible Transition Property Information. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have.

               (c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if
        (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, or (ii) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

               (d) In the event that the indemnity provided in paragraph
        (a) or (b) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company, the Seller, the Issuer and the Underwriters agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively "LOSSES") to which the Issuer and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Issuer and by the Underwriters from the offering of the Bonds. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company, the Issuer, the Seller and the Underwriters shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company, the Issuer, the Seller and of the Underwriters in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Relative fault shall be determined by reference to whether any alleged untrue statement or omission relates to information provided by the Company, the Issuer, the Seller or the Underwriters. The Company, the Issuer, the Seller and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8(d), each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Issuer, the Seller or the Company within the meaning of either the Act or the Exchange Act, each officer of the Issuer, the Seller or the Company who shall have signed the Registration Statement and each director of the Issuer, the Seller or the Company shall have the same rights to contribution as the Issuer, the Seller or the Company, subject in each case to the applicable terms and conditions of this paragraph (d). The Underwriters' obligations to contribute pursuant to this Section 8 are several in proportion to the respective principal amounts of Bonds set forth opposite their names in Schedule II hereto and not joint.

               (e) Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price of the Bonds underwritten by it and distributed to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

               9. Reimbursement of Expenses. If the sale of the Bonds provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Company, the Seller or the Issuer to perform any agreement herein or comply with any provision hereof other than by reason of a default (including under Section
10) by any of the Underwriters, the Company, the Seller and the Issuer will, jointly and severally, reimburse the Underwriters upon demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Bonds; provided, however, that the reimbursement of fees and expenses of counsel to the Underwriters shall be subject to the engagement letter dated June 4, 1999 between the Company and the Representative.

               10. Default by an Underwriter. If any Underwriter or Underwriters defaults in their obligations under this Underwriting Agreement, the non-defaulting Underwriters may make arrangements satisfactory to the Issuer and the Company for the purchase of such Bonds by other persons, including any of the Underwriters, but if no such arrangement are made by the Closing Date, the other Underwriters shall be obligated, severally in the proportion that their respective commitments in
Schedule II hereto bear to the total commitment of the non-defaulting Underwriters set forth opposite the names of all the remaining Underwriters, to purchase the Bonds that the defaulting Underwriter or Underwriters agreed but failed to purchase. In the event that any Underwriter or Underwriters defaults in their obligations to purchase Bonds hereunder, the Company may by prompt written notice to the non-defaulting Underwriters postpone the Closing Date for a period of not more than seven full business days to effect whatever changes may thereby be made necessary in the Registration Statement and the Final Prospectus or in any other documents, and the Company will promptly file any amendments to the Registration Statement or supplements to the Final Prospectus that may thereby be necessary. As used in this Underwriting Agreement, the term "Underwriter" includes any person substituted for an Underwriter under this Section. Nothing contained in this Underwriting Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Issuer, the Seller and the Company and any non-defaulting Underwriter for damages occasioned by its default hereunder.

               11. Termination. This Underwriting Agreement shall be subject to termination, in the absolute discretion of the Representative, by notice given to the Issuer prior to delivery of and payment for the Bonds, if prior to such time (i) there shall have occurred any change, or any development involving a prospective change, in or any event affecting either (A) the business, prospects, properties or financial condition of the Issuer, the Seller, or the Company or (B) the Transferred Intangible Transition Property, the Bonds, the QRO or the Competition Act, the effect of which, in the judgment of the Representative, materially impairs the investment quality of the Bonds or makes it impractical or inadvisable to market the Bonds, (ii) trading in the Common Stock of PP&L Resources, Inc. shall have been suspended by the SEC or the New York Stock Exchange or trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on such Exchange, (iii) a banking moratorium shall have been declared either by Federal, New York State or Pennsylvania State authorities or (iv) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war or other calamity or crisis the effect of which on financial markets is such as to make it, in the judgment of the Representative, impracticable or inadvisable to proceed with the offering or delivery of the Bonds as contemplated by the Final Prospectus (exclusive of any supplement thereto) and the Representative shall have made a similar determination with respect to all other underwritings of stranded cost asset-backed securities in which it is participating and has the contractual right to make such a determination.

               12. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers, the Issuer or its officers, Group or its officers, Reserves or its officers, the Seller or its officers, and of the Underwriters set forth in or made pursuant to this Underwriting Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or of the Company, the Issuer, Group, Reserves, the Seller or any of the officers, directors or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Bonds. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Underwriting Agreement.

               13. Notices. All communications hereunder will be in writing and may be given by United States mail, courier service, telecopy, telefax or facsimile (confirmed by telephone or in writing in the case of notice by telecopy, telefax or facsimile) or any other customary means of communication, and any such communication shall be effective when delivered, or if mailed, three days after deposit in the United States mail with proper postage for ordinary mail prepaid, and if sent to the Representative, to it at the address specified in Schedule I hereto; and if sent to the Company, to it at Two North Ninth Street, Allentown, PA 18101,
Attention: Senior Vice President and Chief Financial Officer; if sent to the Seller to it at 3960 Howard Hughes Parkway, Suite 630, Las Vegas, Nevada 89107, Attention: Manager; and if sent to the Issuer, to it at Two North Ninth Street, GENA 9-2, Room 3, Allentown, PA 18101, Attention:
Manager. The parties hereto, by notice to the others, may designate additional or different addresses for subsequent communications.

               14. Successors. This Underwriting Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

               15. Applicable Law. This Underwriting Agreement will be governed by and construed in accordance with the laws of the State of New York.

               16. Counterparts. This Underwriting Agreement may be signed in any number of counterparts, each of which shall be deemed an original, which taken together shall constitute one and the same instrument.


               If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company, the Seller, the Issuer and the several Underwriters.

                                      Very truly yours,

                                      PP&L, INC.


                                      By: /s/ John R. Biggar
                                         ___________________________
                                         Name:  John R. Biggar
                                         Title: Senior Vice President
                                                and Chief Financial Officer


                                      PP&L TRANSITION BOND COMPANY LLC


                                      By: /s/ James E. Abel
                                         ____________________________
                                         Name:  James E. Abel
                                         Title: Manager


                                      CEP SECURITIES CO. LLC

                                      By: /s/ John H. Yardley
                                         ___________________________
                                         Name:  John H. Yardley
                                         Title: Manager



The foregoing Underwriting Agreement
is hereby confirmed and accepted as of
the date specified in Schedule I hereto.

MORGAN STANLEY & CO. INCORPORATED

By: /s/ R. H. Hoffman
    __________________________
    Name:  R. H. Hoffman
    Title: Vice President


For itself and the other several
Underwriters, if any, named in Schedule II to the foregoing Underwriting Agreement.


                                 SCHEDULE I

Underwriting Agreement dated July 29, 1999

Registration Statement No. 333-75369

Representative:

        Morgan Stanley & Co. Incorporated
        1585 Broadway
        New York, New York 10036

Title, Purchase Price and Description of Bonds:

        Title:  PP&L Transition Bond Company LLC Transition Bonds,
                Series 1999-1

        Principal amount, Price to
          Public, Underwriting Discounts
          and Commissions and Proceeds
          to Issuer:



                            Total
                          Principal                                        Underwriting
                          Amount of                                        Discounts and      Proceeds to
                            Class         Bond Rate     Price to Public     Commissions          Issuer
                        --------------   ------------   ---------------   ---------------    --------------

Per Class A-1 Bond   $    293,000,000        6.08%         99.99269%          0.22400%         99.76869%

Per Class A-2 Bond   $    178,000,000        6.41%         99.98213%          0.30000%         99.68213%

Per Class A-3 Bond   $    303,000,000        6.60%         99.99922%          0.35000%         99.64922%

Per Class A-4 Bond   $    201,000,000        6.72%         99.99466%          0.40000%         99.59466%

Per Class A-5 Bond   $    313,000,000        6.83%         99.96589%          0.45000%         99.51589%

Per Class A-6 Bond   $    223,000,000        6.96%         99.98204%          0.50000%         99.48204%

Per Class A-7 Bond   $    455,000,000        7.05%         99.99491%          0.60000%         99.39491%

Per Class A-8 Bond   $    454,000,000        7.15%         99.99409%          0.67500%         99.31909%
                       --------------

Total                $  2,420,000,000


        Plus, the Underwriters will be
        reimbursed by the Issuer for
        expenses pursuant to the
        engagement letter dated June 4,
        1999 between the Company and
        the Representative

        Original Issue Discount (if any):   None

        Redemption provisions:              At the Issuer's option when the
                                            outstanding principal balance
                                            of the Bonds has been reduced
                                            to 5% of the original principal
                                            balance.

        Other provisions:                   None

        Closing Date, Time and Location:    August 10, 1999, 10:00 a.m.;
                                            offices of Skadden, Arps,
                                            Slate, Meagher & Flom LLP, New
                                            York, New York

        Type of Offering:                   Delayed Offering

Date referred to in Section 5(a)(vi) and Section 5(b)(ii) after which the Company, the Seller and the Issuer may offer or sell asset-backed securities without the consent of the Representative: January 29, 2000



                                SCHEDULE II

          Principal Amount of Bonds to be Purchased (in thousands)


                         Class A-1   Class A-2   Class A-3    Class A-4  Class A-5  Class A-6  Class A-7   Class A-8
Underwriters               Bonds       Bonds      Bonds        Bonds       Bonds     Bonds        Bonds     Bonds      Total

Morgan Stanley Dean
  Witter                  $172,870   $105,020    $178,770     $118,590   $184,670    $131,570   $268,450   $267,860   $1,427,800
Credit Suisse First
  Boston                   $29,300    $17,800     $30,300      $20,100    $31,300     $22,300    $45,500    $45,400     $242,000
Merrill Lynch & Co.        $29,300    $17,800     $30,300      $20,100    $31,300     $22,300    $45,500    $45,400     $242,000
Salomon Smith Barney       $29,300    $17,800     $30,300      $20,100    $31,300     $22,300    $45,500    $45,400     $242,000
Banc One Capital
  Markets, Inc.             $2,930     $1,780      $3,030       $2,010     $3,130      $2,230     $4,550     $4,540      $24,200
Chase Securities Inc.       $8,790     $5,340      $9,090       $6,030     $9,390      $6,690    $13,650    $13,620      $72,600
First Union Capital
  Markets Corp.             $8,790     $5,340      $9,090       $6,030     $9,390      $6,690    $13,650    $13,620      $72,600
Mellon Financial
  Markets, Inc.             $8,790     $5,340      $9,090       $6,030     $9,390      $6,690    $13,650    $13,620      $72,600
Janney Montgomery Scott
  Inc.                      $1,465       $890      $1,515       $1,005     $1,565      $1,115     $2,275     $2,270      $12,100
Pryor, McClendon, Counts
  & Co., Inc.               $1,465       $890      $1,515       $1,005     $1,565      $1,115     $2,275     $2,270      $12,100

Total                     $293,000   $178,000    $303,000     $201,000   $313,000    $223,000   $455,000   $454,000   $2,420,000



                                 EXHIBIT A

This information has been prepared in connection with the issuance of the securities described herein, and is based on information provided by PP&L, Inc. with respect to the expected characteristics of the intangible transition property securing these securities. The actual characteristics and performance of the intangible transition property will differ from the assumptions used in preparing these materials, which are hypothetical in nature. Changes in the assumptions may have a material impact on the information set forth in these materials. No representation is made that any performance or return indicated herein will be achieved. This information may not be used or otherwise disseminated in connection with the offer or sale of these or any other securities, except in connection with the initial offer or sale of these securities to you to the extent set forth below. NO REPRESENTATION IS MADE AS TO THE APPROPRIATENESS, USEFULNESS, ACCURACY OR COMPLETENESS OF THESE MATERIALS OR THE ASSUMPTIONS ON WHICH THEY ARE BASED. The underwriters disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from this information. Additional information is available upon request. These materials do not constitute an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any particular trading strategy. ANY SUCH OFFER TO BUY OR SELL ANY SECURITY WOULD BE MADE PURSUANT TO A DEFINITIVE PROSPECTUS AND PROSPECTUS SUPPLEMENT PREPARED BY THE ISSUER WHICH WOULD CONTAIN MATERIAL INFORMATION NOT CONTAINED IN THESE MATERIALS. SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT WILL CONTAIN ALL MATERIAL INFORMATION IN RESPECT OF ANY SUCH SECURITY OFFERED THEREBY AND ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE SOLELY IN RELIANCE UPON SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. ANY CAPITALIZED TERMS USED BUT NOT DEFINED HEREIN ARE TO BE READ IN CONJUNCTION WITH SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. In the event of any such offering, these materials, including any description of the intangible transition property contained herein, shall be deemed superseded, amended and supplemented in their entirety by such Prospectus and Prospectus Supplement. To Our Readers Worldwide: In addition, please note that this information has been provided by Morgan Stanley & Co., Incorporated and approved by Morgan Stanley & Co. International Limited, a member of the Securities and Futures Authority, and Morgan Stanley Japan Ltd. We recommend that investors obtain the advice of their Morgan Stanley & Co. International Limited or Morgan Stanley Japan Ltd. representative about the investment concerned. NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K. SECURITIES AND FUTURES AUTHORITY.